Exhibit 10(k)

WD-40 COMPANY

2016 STOCK INCENTIVE PLAN

FY 20__ MARKET SHARE UNIT AWARD GRANT NOTICE AND ACCEPTANCE

Target Number of MSU Shares:  The “Vest Quantity” Shown Above

Performance Measurement Year End:  August 31, 20__

Vesting Date:  Compensation Committee Certification of Performance Achievement

Settlement Date:  Not Later Than the “Vest Date” Shown Above (See Award Agreement)

FY 20__ MARKET SHARE UNIT AWARD AGREEMENT

Pursuant to your Market Share Unit Award Grant Notice and Acceptance (“Grant Notice”) and this Market Share Unit Award Agreement (“Agreement”), WD-40 Company, a Delaware corporation, (the “Company”) has awarded to you Performance Shares (referred to herein as Market Share Units or “MSUs”) under the WD-40 Company 2016 Stock Incentive Plan (the “Plan”) with respect to the “Target Number” of shares of the Company’s Common Stock indicated in your Grant Notice.  Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your MSUs are as follows:

1. Number of Shares.  The number of Shares to be issued to you upon settlement of your MSUs (your “MSU Shares”) as referenced in your Grant Notice will be determined under the performance vesting provisions in Paragraph 3 of this Agreement equal to a percentage (the “Applicable Percentage”) of the Target Number of MSU Shares set forth in your Grant Notice.  The Target Number of MSUs prior to performance vesting, or the resulting number of MSU Shares determined upon performance vesting, may be adjusted from time to time upon changes in capitalization of the Company pursuant to Section 18 of the Plan.

2. No Payment of Dividend Equivalents.  Dividend Equivalents are not payable with respect to your MSUs.  Upon issuance of your MSU Shares at the time of vesting or otherwise as provided for herein, you will then be entitled to receive dividends as and when declared upon the Shares by the Company.

3. Performance Vesting.  Your MSUs vest following a performance measurement period of three full fiscal years (the “Measurement Period”) ending as of the Company’s fiscal year end for the second full fiscal year following the Date of Grant (the “Measurement Year”).  Following the conclusion of the Measurement Year, the Committee shall meet, either at its regularly scheduled quarterly meeting or at a special meeting of the Committee, but in all events within sixty (60) days following the end of the Measurement Year, to certify achievement of the performance measure set forth on Exhibit A attached hereto and the vesting of your MSUs and the Applicable Percentage of the Target Number of MSU Shares to be issued to you.   Except as otherwise provided for herein with respect to pro-rata vesting upon retirement or in the event of your Termination of Employment by reason of death or disability, unless, prior to the effective date of the termination of your employment with the Company or a Subsidiary for any reason (“Termination of Employment”), including resignation or termination by the Company or Subsidiary, the Committee has certified the performance vesting of your MSUs,  all of your MSUs  shall be forfeited.  In the event of your Termination of Employment by reason of your death, disability or Retirement (as hereinafter defined), your MSUs will vest on a pro-rata monthly basis, including full credit for partial months elapsed through the effective date of your Termination of Employment,  at the time of, and subject to, the Committee’s certification of achievement of the performance measure and determination of the Applicable Percentage following conclusion of the Measurement Year.  For purposes of such pro-rata vesting, the Target

Number of MSU Shares will be adjusted according to the pro-rata portion of the Measurement Period for which you were employed.  “Retirement”, for purposes of this Agreement, means Termination of Employment (for any reason other than termination by the Company or a Subsidiary for Cause): (i) after attainment of age sixty-five (65), or (ii) after attainment of age fifty-five (55) provided that you have been in Continuous Service with the Company or a Subsidiary for not less than ten (10) years.    In the event of your Termination of Employment prior to Retirement by reason of your voluntary resignation or termination by the Company or a Subsidiary for reasons other than Cause, the Committee shall have discretion to provide for pro-rata vesting as provided for hereinabove.

4. Delivery of Shares upon Performance Vesting.    The settlement date for delivery of your MSU Shares following certification of vesting by the Committee as provided for in Paragraph 3 above will be the earlier of the date that is the 3rd business day following the Company’s public release of its annual earnings for the Measurement Year or November 15 of the fiscal year immediately following the Measurement Year (the “Settlement Date”).  Upon settlement of your MSUs, the Applicable Percentage of the Target Number of MSU Shares shall be settled solely in an equivalent number of Shares.  Subject to the provisions of Paragraphs 6, 7  and 10 of this Agreement, the MSU Shares shall be issued and delivered to you or to your designated Beneficiary (as hereinafter defined) on the Settlement Date.  Issuance of the MSU Shares may not be accelerated, deferred or otherwise claimed by you for any reason or at any time other than upon the Settlement Date or otherwise as provided for herein.

5. Change in Control Vesting.  Except as provided for herein, the provisions of Section 19 of the Plan shall apply to your MSUs in the event of a Change in Control of the Company (as defined in the Plan).  In the event of a Change in Control prior to the end of the Measurement Year, for purposes of determining the level of performance achieved as of the date of the Change in Control, the Measurement Year shall be deemed to have ended immediately prior to the effective date of the Change in Control.  In such event, the Measurement Share Value and the Measurement Index Value (as defined in Exhibit A) shall be determined based on the closing price for the Shares and the closing Index value as of the date of the Change in Control (not based on average amounts as provided for in Exhibit A).  In addition, in the event of a Change in Control, the proportionate number of the Target Number of MSUs not subject to vesting based on the level of performance achieved as of the date of the Change in Control shall be treated as equivalent Restricted Stock Units having a Period of Restriction ending on the Settlement Date, subject to Section 5 of the Change of Control Severance Agreement with the Company as applicable for Executive Officers, or subject to Section 19(a)(ii) of the Plan as applicable to other employees (e.g., Senior Management Employees and Management Employees).  Subject to the provisions of Paragraphs 7 and 10 of this Agreement, you will be entitled to receive your vested MSU Shares thirty (30) days following the date of the Change in Control.  If a Change in Control occurs after the end of the Measurement Year, but before the Committee has certified achievement of the performance measure, and you were employed by the Company on the date of the Change in Control, you will have the right, on the Settlement Date, to receive your vested MSU Shares or the dollar value equivalent thereof, at the Company’s option, determined in accordance with the vesting provisions of Section 3 of this Agreement.  For purposes of the preceding sentence, the Settlement Date shall be deemed to be the date three (3) business days following the date on which the company that survives the Change in Control publicly or privately issues audited financial statements that include results of the Company’s Measurement Year, but in no event shall the Settlement Date be later than ninety (90) days following the end of the Measurement Year.

6. Six Month Delay in Issuance of Shares on Termination of Employment Prior to Vesting.    In the event of your Retirement or other Termination of Employment (other than by reason of your death) prior to the vesting of your MSU Shares, subject to the provisions of Paragraphs 7 and 10 of this Agreement, the MSU Shares to be issued to you as provided for in Paragraphs 4 or 5 above shall be issued and delivered to you or to your designated Beneficiary (as hereinafter defined) no earlier than six (6) months following the day after the effective date of your Termination of Employment.

7. Securities Law Compliance.  Notwithstanding anything to the contrary contained herein, your MSU Shares may not be issued unless the MSU  Shares are then registered under the Securities Act of 1933, as amended (the “Securities Act”) or, if such Shares are not then so registered, the Committee or the Board has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The issuance of your MSU Shares must also comply with other applicable laws and regulations governing your MSU Shares, and the issuance of your MSU Shares may be delayed if the Committee or the Board determines that such issuance would not be in material compliance with such laws and regulations, provided that issuance of the MSU Shares shall be completed as soon as reasonably practicable following the first date on which the Company anticipates or should reasonably anticipate that issuing the MSU Shares would not cause a violation.

8. Transferability.  Your MSUs are not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party (your “Beneficiary”) who, in the event of your death, shall then be entitled to receive the MSU Shares payable as of the date of your death, if any.

9. Agreement Not a Service Contract or Obligation to Continue Service.   This Agreement is not an employment or service contract, and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or Subsidiary as an employee for any period of time.  In addition, nothing in this Agreement shall obligate the Company or a Subsidiary to continue your employment for any period of time.

10. Withholding of MSU Shares to Cover Tax Withholding Obligations.

(a) At the time of issuance of your MSU Shares, or earlier, if applicable,  to the extent required by law or applicable regulation,  the Company shall withhold from the MSU Shares otherwise issuable to you a number of whole Shares having a Fair Market Value as of the Settlement Date, or earlier, if applicable, equal to the minimum amount of taxes required to be withheld by law.  The Fair Market Value of the withheld whole number of MSU Shares that is in excess of the minimum amount of taxes required to be withheld shall be added to the deposit for your U.S. federal income tax withholding or, if you are an international taxpayer, such amount shall be added to the largest deposit of withheld tax required to be made by the Company or a Subsidiary on your behalf.

(b) Your  MSU Shares may not be issued unless the tax withholding obligations of the Company or Subsidiary, if any, are satisfied.  Accordingly, the MSU Shares may not be issued within the time specified in Paragraphs 4 or 5 above and the Company shall have no obligation to issue a certificate for such Shares until such tax withholding obligations are satisfied or otherwise provided for.  Upon notice of the requirement for recovery from you of any amount due as a tax withholding obligation, you agree to promptly remit to the Company or Subsidiary the full amount due. Notwithstanding the foregoing, in no event will the MSU Shares be issued later than March 15th of the calendar year following the end of the Measurement Year.

11. Notices.   Any notices provided for in the Plan or this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

12. Governing Plan Document.   This Agreement is subject to all the provisions of the Plan, the provisions of which are incorporated by reference in this Agreement.  This Agreement is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as specifically provided for herein, in the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

END OF MARKET SHARE UNIT AGREEMENT

(Refer to MSU Award Grant Notice and Acceptance for Specific Grant Information)

EXHIBIT A

PERFORMANCE VESTING

Subject to Section 5 of the Market Share Unit Award Agreement, the MSUs shall vest with respect to the Applicable Percentage of the Target Number of MSU Shares set forth in the following applicable Executive Officer, Senior Management Employee or Management Employee table based on relative total stockholder return (“TSR”) for the Company over the Measurement Period as compared to the total return (“Return”) for the Russell 2000 Index (the “Index”) as reported for total return (with dividends reinvested) by Russell Investments.  For purposes of computing the relative TSR for the Company as compared to the Return for the Index, dividends paid with respect to the Shares shall be treated as having been reinvested as of the ex-dividend date for each declared dividend, as further described below.  TSR for the Company shall equal the percentage change (positive or negative) of the “Measurement Share Value” (as defined below) as compared to the “Base Share Value” (as defined below).  The Return for the Index shall equal the percentage change (positive or negative) of the “Measurement Index Value” (as defined below) as compared to the “Base Index Value” (as defined below).  The relative TSR (“Relative TSR”) represents the absolute percentage point difference between the TSR for the Company and the Return for the Index.

Executive Officer

Relative TSR (absolute percentage point difference)	Applicable Percentage
> 20%	200%
20%	200%
15%	175%
10%	150%
5%	125%
Equal	100%
-5%	75%
-10%	50%
>-10%	0%

Senior Management Employee

Relative TSR (absolute percentage point difference)	Applicable Percentage
> 10%	150%
10%	150%
5%	125%
Equal	100%
-5%	75%
-10%	50%
>-10%	0%

Management Employee

Relative TSR (absolute percentage point difference)	Applicable Percentage
> 5%	125%
5%	125%
Equal	100%
-5%	75%
-10%	50%
>-10%	0%

The Applicable Percentage will be determined on a straight line sliding scale from the minimum 50% Applicable Percentage achievement level to the applicable maximum 200%, 150% or 125% Applicable Percentage achievement level as noted in the applicable Executive Officer, Senior Management Employee or Management Employee table above.  For purposes of determining relative achievement, actual results are to be rounded to the nearest tenth of one percent and rounded upward from the midpoint, in all events in a positive direction.  For example, if the Relative TSR is 4.94% (the absolute difference between the TSR for the Company and the Return for the Index over the Measurement Period being 4.94 percentage points),  Relative TSR will be 4.9% and the Applicable Percentage will be 124.5%.  The number of MSU Shares to be issued on the Settlement Date is to be rounded to the nearest whole share and rounded upward from the midpoint.

“Base Share Value” shall represent the average computed value of one (1) share of the Company’s common stock (as increased, if applicable, by additional shares theoretically acquired with reinvested dividends, as further described below), determined with reference to the daily closing price for the Company’s Shares over a period of all market trading days within the ninety (90) calendar days ending on the last day of the Company’s fiscal year ended immediately prior to the Date of Grant (the “Base Value Averaging Period”).

For purposes of determining the Base Share Value, the daily value of one (1) share shall be computed based on the closing price for the Company’s Shares for each market trading day until the next following ex-dividend date, if any.  On the ex-dividend date, if any, and thereafter through the end of the Base Value Averaging Period, the daily value shall be based on one (1) share plus a number of shares that would theoretically be acquired on the ex-dividend date, at the closing price for the Company’s Shares on the ex-dividend date, with the dividend declared with respect to the share.    In the same manner, the number of shares shall be increased for computing the daily value on a compounded basis for each successive dividend, if any, declared prior to the end of the Base Value Averaging Period.  A simple average of all of the daily values so computed shall represent the Base Share Value.

“Base Index Value” shall represent the average closing value of the Index over a period of all market trading days within the Base Value Averaging Period.

“Measurement Share Value” shall represent the average computed value of one (1) share of the Company’s common stock (as increased, if applicable, by additional shares theoretically acquired with reinvested dividends over the Measurement Period, including dividends reinvested for purposes of computing the Base Share Value, as further described below), determined with reference to the daily closing price for the Company’s Shares over a period of all market trading days within ninety (90) calendar days ending on the last day of the Measurement Year (the “Measurement Value Averaging Period”).

For purposes of determining the Measurement Share Value, the number of shares as of the first day of the Measurement Value Averaging Period shall first be determined by adding theoretically reinvested dividend shares over the entire Measurement Period to the number of shares used in computation of the Base Share Value as of the end of the Base Value Averaging Period.  Such reinvested dividend shares shall be added on a compounded basis as of each successive ex-dividend date for dividends declared with respect to the Company’s Shares in the same manner as described for computation of the Base Share Value.  Beginning on the first day of the Measurement Share Averaging Period, the daily value of the shares thus accumulated through dividend reinvestment shall be computed based on the closing price for the Company’s Shares for each market trading day until the next following ex-dividend date.  On successive ex-dividend dates, if any, and thereafter through the end of the Measurement Share Averaging Period, the daily value shall be based on the increased number of shares accumulated as of each such ex-dividend date.  A simple average of all of the daily values so computed shall represent the Measurement Share Value.

“Measurement Index Value” shall represent the average closing value of the Index over a period of all market trading days within the Measurement Value Averaging Period.